Exhibit 10.1

TERM NOTE PURCHASE AGREEMENT

This Term Note Purchase Agreement (as amended, supplemented, restated and/or modified from time to time, this “Agreement”) is entered into as of June 4, 2024, by and between Freight Technologies, Inc., a British Virgin Islands company (the “Company”) on the one hand, and Freight Opportunities, LLC (the “Lender”) on the other.

BACKGROUND

The Company is desirous of obtaining a term loan of $125,000 in principal amount and the Lender is agreeable is agreeable to providing this facility to the Company on the terms and conditions set forth in this Agreement and the Term Note.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Lender hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Aggregate Outstanding Amount” means the sum of (a) the Aggregate Principal Amount plus (b) the aggregate accrued and unpaid interest owing to the Lender on the Aggregate Principal Amount.

“Aggregate Principal Amount” has the meaning set forth in Section 2.1.

“Board of Directors” shall mean the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks are permitted or required to be closed in New York City.

“Change of Control” means, with respect to the Company:

(a)	a change in the composition of the Board of Directors at a single shareholder meeting where a majority of the individuals that were directors of the Company immediately prior to the start of such shareholder meeting are no longer directors at the conclusion of such meeting;

(b)	a change in composition of the Board of Directors prior to the termination of this Agreement where a majority of the individuals that were directors as of the date of this Agreement ceases to be directors of the Company prior to the termination of this Agreement;

(c)	any two of the individuals who are the Chief Executive Officer, Chief Financial Officer or Chairman of the Board of Directors as of the date of this Agreement cease to hold such position at any time prior to the termination of this Agreement;

(d)	other than a shareholder that holds such a position at the date of this Agreement, if a Person comes to have beneficial ownership, control or direction over more than forty percent (40%) of the voting rights attached to any class of voting securities of the Company; or

(e)	the sale or other disposition by the Company or any of its subsidiaries in a single transaction, or in a series of transactions, of all or substantially all of their respective assets.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” has the meaning set forth in Section 2.1.

“Event of Default” has the meaning set forth in Section 7.1.

“Equity Interests” means and includes Ordinary Shares and any Ordinary Share Equivalents.

“Lender” has the meaning set forth in the preamble.

“IP Rights” has the meaning set forth in Section 3.6.

“Law” means any law, rule, regulation, order, judgment or decree, including, without limitation, any federal and state securities laws.

“Losses” has the meaning set forth in Section 5.5(a).

“Material Adverse Effect” means any material adverse effect on (i) the businesses, properties, assets, operations, results of operations or financial condition of the Company, or the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or under the Term Note; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (a) any adverse effect resulting from or arising out of general economic conditions; (b) any adverse effect resulting from or arising out of general conditions in the industries in which the Company and its subsidiaries operate; (c) any adverse effect resulting from any changes to applicable Law; or (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; provided further, that any event, occurrence, fact, condition or change referred to in clauses (a) through (d) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company and/or its subsidiaries compared to other participants in the industries in which the Company and its subsidiaries operate.

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“Money Laundering Laws” has the meaning set forth in Section 3.21.

“New Securities” means, collectively, equity or debt securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity or debt securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity or debt securities.

“OFAC” has the meaning set forth in Section 3.19.

“Ordinary Shares” means the ordinary shares of the Company, par value $1.10 per share.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Amount” has the meaning set forth in Section 2.1.

“Lender” includes or any successor in interest to the Lender.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” mean reports, schedules, forms, statements and other documents filed by the Company, as required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). .

“Transaction Documents” means this Agreement, the Term Note, and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

2. PURCHASE AND SALE OF THE TERM NOTE.

2.1 Purchase and Sale of the Term Note. Subject to the terms and conditions set forth herein, at the Closing, the Company shall issue and sell to the Lender, and the Lender shall purchase from the Company, (a) a term promissory, in the form attached hereto as Exhibit A (the “Term Note”), in the principal amount one hundred twenty-five thousand Dollars ($125,000) (the “Principal Amount” of the Term Note), with the purchase price of the Term Note of one hundred twenty-five thousand Dollars ($125,000) (the “Purchase Price”).

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2.2 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the date the terms and conditions of this Agreement are satisfied and Lender funds the Company (the “Closing Date”).

2.3 Payment Waterfall. Lender shall apply repayments first to interest accrued but unpaid and thereafter to the Principal Amount.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants Lender and covenants with Lender that, the following representations and warranties are true and correct:

3.1 Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the Laws of the British Virgin Islands and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the ownership of its property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.2 Authorization; Enforcement; Compliance with Other Instruments. The Company has the requisite corporate power and authority to execute the Transaction Documents, to issue and sell the Term Note, and to perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the issuance and sale of the Term Note pursuant hereto, have been duly and validly authorized by the Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, its shareholders or any other Person in connection therewith. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.3 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Term Note hereunder will not (a) conflict with or result in a violation of the Company’s Amended and Restated Memorandum and Articles of Association, or (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material agreement to which the Company or any of its subsidiaries is a party.

3.4 Compliance with Law. The Company and each of its subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all applicable Laws.

3.5 Employee Relations. Neither the Company nor any subsidiary is involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company.

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3.6 Intellectual Property Rights. The Company and each of its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “IP Rights”) necessary to conduct their respective businesses as now conducted. None of the material IP Rights of the Company or any of its subsidiaries is expected to expire or terminate within three (3) years from the date of this Agreement. To the knowledge of the Company, neither the Company nor any subsidiary is infringing, misappropriating or otherwise violating any IP Rights of any other Person. No claim has been asserted, and no Proceeding is pending, against the Company or any subsidiary alleging that the Company or any subsidiary is infringing, misappropriating or otherwise violating the IP Rights of any other Person, and, to the Company’s knowledge, no such claim or Proceeding is threatened, and the Company is not aware of any facts or circumstances which might give rise to any such claim or Proceeding. The Company and the Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their material IP Rights.

3.7 Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and its subsidiaries (a) are in material compliance with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all permits, licenses or other approvals required of them under all such Laws to conduct their respective businesses and (c) are in material compliance with all terms and conditions of any such permit, license or approval.

3.8 Title to Assets. The Company and its subsidiaries have good and marketable title to all personal property owned by them, which is material to their respective businesses, in each case free and clear of all liens, encumbrances and defects except those set forth on Schedule 3.8. Any real property and facilities held under lease by the Company or any subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use, made and proposed to be made of such property and buildings by the Company and its subsidiaries.

3.9 Insurance. The Company and each of the subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

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3.10 Regulatory Permits. The Company and its Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from all regulatory authorities and agencies necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits with respect to which the failure to hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.11 No Materially Adverse Contracts, Etc. Neither the Company nor any of the Subsidiaries is (a) subject to any charter, corporate or other legal restriction, or any judgment, decree or order which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect or (b) a party to any contract or agreement which in the judgment of the Company’s management has or would reasonably be anticipated to have a Material Adverse Effect.

3.12 Taxes. Other than as provided on Schedule 3.12, the Company and its subsidiaries have made or filed, or caused to be made or filed, all United States federal, and applicable state, local and non-U.S. tax returns, reports and declarations required by any jurisdiction to which they are subject and have paid all taxes and other governmental assessments and charges that are material in amount, required to be paid by them, regardless of whether such amounts are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which they have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and, to the knowledge of the Company, there is no basis for any such claim.

3.13 Solvency. After giving effect to the receipt by the Company of the proceeds from the transactions contemplated by this Agreement, (a) the Company’s book value of its assets exceeds the Company’s book value of existing debts and other liabilities (ignoring any potential contingent liabilities) as they mature; and (b) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets at book value, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt at book value. net equity will be positive. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction.

3.14 Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.15 Certain Transactions. Other than as disclosed in the SEC Documents, there are no contracts, transactions, arrangements or understandings between the Company or any of its subsidiaries, on the one hand, and any director, officer or employee thereof on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 20-F or proxy statement pertaining to an annual meeting of shareholders.

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3.16 No General Solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Term Note pursuant to this Agreement.

3.17 Acknowledgment Regarding the Lender’s Purchase of the Term Note. The Board of Directors has approved the execution of the Transaction Documents and the issuance and sale of the Term Note, based on its own independent evaluation and determination that the terms of the Transaction Documents are reasonable and fair to the Company and in the best interests of the Company and its shareholders. The Company is entering into this Agreement and is issuing and selling the Term Note voluntarily. The Company has had independent legal counsel of its own choosing review the Transaction Documents and advise the Company with respect thereto. The Company acknowledges and agrees that Lender is acting solely in the capacity of an arm’s length purchaser with respect to its Term Note and the transactions contemplated hereby and that neither Lender nor any person affiliated with Lender is acting as a financial advisor to, or a fiduciary of, the Company (or in any similar capacity) with respect to execution of the Transaction Documents or the issuance of the Term Note or any other transaction contemplated hereby.

3.18 No Brokers’, Finders’ or Other Advisory Fees or Commissions. No brokers, finders or other similar advisory fees or commissions will be payable by the Company or any of its subsidiaries or by any of their respective agents with respect to the issuance of the Term Note or any of the other transactions contemplated by this Agreement.

3.19 OFAC. None of the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee, Affiliate or person acting on behalf of the Company and/or any of its subsidiaries has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use any proceeds received from the Lender, or lend, contribute or otherwise make available such proceeds to its subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.

3.20 No Foreign Corrupt Practices. None of the Company or any of its subsidiaries has knowingly, directly or indirectly: (a) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental authority of any jurisdiction except as otherwise permitted under applicable Law; or (b) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company or its subsidiaries and their respective operations and the Company has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation.

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3.21 Anti-Money Laundering. The operations of each of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction of incorporation and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority involving the Company or its subsidiaries with respect to any of the Money Laundering Laws is, to the best knowledge of the Company, pending, threatened or contemplated.

3.22 Disclosure. The Company confirms that neither it, nor to its knowledge, any other Person acting on its behalf has provided the Lender or its agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Lender will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosures provided to the Lender regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.23 No Other Representations. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, the Company makes no other representations or warranties to the Lender.

4. REPRESENTATIONS AND WARRANTIES OF LENDER. The Lender represents and warrants to the Company as follows:

4.1 Organization and Qualification. Lender is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.

4.2 Authorization; Enforcement; Compliance with Other Instruments. The Lender has the requisite power and authority to enter into the Transaction Documents and to perform its obligations thereunder. The execution and delivery by Lender of the Transaction Documents to which it is a party have been duly and validly authorized by such Lender’s governing body, as necessary, and no further consent or authorization is required. The Transaction Documents to which it is a party have been duly and validly executed and delivered by Lender and constitute valid and binding obligations of Lender, enforceable against Lender in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3 No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by Lender and the purchase of a Term Note by such Lender will not (a) conflict with or result in a violation of Lender’s organizational documents, if applicable, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which Lender is a party, or (c) violate any Law applicable to Lender or by which any of Lender’s properties or assets are bound or affected. No approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of the Term Note and the other transactions contemplated by this Agreement.

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4.4 Investment Intent; Accredited Lender. The Lender is purchasing the Term Note for its own account, for investment purposes, and not with a view towards distribution. The Lender is an “accredited Lender” as such term is defined in Rule 501(a) of Regulation D of the 1933 Act. The Lender has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (a) evaluating the merits and risks of an investment in its Term Note and making an informed investment decision, (b) protecting its own interests and (c) bearing the economic risk of such investment for an indefinite period of time.

4.5 Acknowledgement of Risk; Opportunity to Discuss. The Lender acknowledges that an investment in the Company is speculative and subject to numerous risks, including those risks described in the SEC Documents. The Lender has reviewed and understands the risks related to the Company and its business as described in the SEC Documents. The Lender has received all materials relating to the business, finance and operations of the Company and the subsidiaries as it has requested and has had an opportunity to discuss the business, management and financial affairs of the Company and its subsidiaries with the Company’s management. In making its investment decision, Lender has relied solely on its own due diligence performed on the Company by its own representatives.

4.6 No Other Representations. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, Lender makes no other representations or warranties to the Company.

5. OTHER AGREEMENTS OF THE PARTIES.

5.1 Notification of Certain Events. The Company shall give prompt written notice to each Lender of (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or (b) any proceeding pending or, to the Company’s knowledge, threatened against a party relating to the transactions contemplated by this Agreement or any other Transaction Document.

5.2 Use of Proceeds. The Company will use the proceeds from the sale of the Term Note to fund its general working capital.

5.3 Repayment of Term Note. If the Company raises capital through the sale of Equity Interests or New Securities for cash as part of a financing transaction, the Company shall direct 100% of such net proceeds from such issuance to repay the Term Note.

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5.4 Securities Laws Disclosure; Publicity. The Company shall, within [one (1)] Business Day following the date hereof, file a Form 6-K report disclosing the material terms of the transactions contemplated hereby and including this Agreement as an exhibit thereto; provided, that the Company may not issue such press release or file such Form 6-K without the prior written consent of the Lender and provided that the Company is not liable for any delay directly or indirectly caused by the Lender and/or any of its advisors or agents. The Company shall not issue any press release nor otherwise make any such public statement regarding the Lender or the Transaction Documents without the prior written consent of the Lender, except if such disclosure is required by Law, in which case the Company shall (a) ensure that such disclosure is restricted and limited in content and scope to the maximum extent permitted by Law to meet the relevant disclosure requirement and (b) provide a copy of the proposed disclosure to the Lender for review prior to release and the Company shall incorporate the reasonable comments of the Lender. Following the execution of this Agreement, Lender and its Affiliates and/or advisors may, upon receiving the prior written consent of the Company, place announcements on their respective corporate websites and in financial and other newspapers and publications (including, without limitation, customary “tombstone” advertisements) describing Lender’s relationship with the Company under this Agreement and including the name and corporate logo of the Company. Notwithstanding anything herein to the contrary, to comply with United States Treasury Regulations Section 1.6011-4(b)(3)(i), each of the Company and Lender, and each employee, representative or other agent of the Company or Lender, may disclose to any and all persons, without limitation of any kind, the U.S./British Virgin Islands/Mexico federal and state income tax treatment, and the U.S./British Virgin Islands/Mexico federal and state income tax structure, of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S./British Virgin Islands/Mexico federal or state income tax strategy provided to such recipient.

5.5 Indemnification of the Lender.

(a) The Company will indemnify and hold each Lender, its Affiliates and their respective directors, officers, managers, shareholders, members, partners, employees and agents and permitted successors and assigns (each, an “Lender Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation and defense (collectively, “Losses”) that any such Lender Party may suffer or incur as a result of or relating to:

(i) any material breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document;

(ii) any material misrepresentation made by the Company in any Transaction Document or in any SEC Document;

(iii) any material omission to state any material fact necessary in order to make the statements made in any SEC Document, in light of the circumstances under which they were made, not misleading;

(iv) any proceeding before or by any court, public board, government agency, self-regulatory organization or body based upon, or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents or the consummation of the transactions contemplated thereby, and whether or not such Lender is party thereto by claim, counterclaim, crossclaim, as a defendant or otherwise, or if such proceeding is based upon, or results from, any of the items set forth in clauses (i) through (iii) above.

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(b) In addition to the indemnity contained herein, the Company will reimburse Lender Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

(c) The provisions of this Section 5.5 shall survive the termination or expiration of this Agreement.

(d) The amount of indemnity herein shall be limited to the Principal Amount.

5.6 Non-Public Information. Except to the extent necessary to fulfill its notice, disclosure or similar obligations hereunder or under any Transaction Document, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Lender or their agents or counsel with any information that the Company believes constitutes material, non-public information. Except in connection with the fulfillment of its notice, disclosure or similar obligations hereunder or under any Transaction Document, to the extent the Company provides Lender with material, non-public information, the Company shall publicly disclose such information within forty-eight (48) hours of providing the information to the Lender. The Company understands and confirms that the Lender shall be relying on the foregoing representation in effecting transactions in securities of the Company.

5.7 Reserved.

6. CLOSING CONDITIONS

6.1 Conditions Precedent to the Obligations of Lender. The obligation of Lender to fund its Term Note at Closing is subject to the satisfaction or waiver by the Lender, at or before Closing, of each of the following conditions:

(a) Required Documentation. The Company must have delivered to counsel to the Lender copies of all resolutions duly adopted by the Board of Directors of the Company, or any such other documentation of the Company approving the Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby.

(b) Consents and Permits. The Company must have obtained and delivered to Lender copies of all necessary permits, approvals, and registrations necessary to effect this Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby of this Agreement.

(c) No Event(s) of Default. Such Lender must be of the reasonable opinion that no Event of Default has occurred and no Event of Default would result from the execution of this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby.

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(d) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(e) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to Closing;

(f) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

6.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to issue a Term Note to Lender at the Closing is subject to the satisfaction or waiver by the Company, at or before such Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Lender contained herein shall be true and correct in all material respects as of the date when made and as of Closing as though made on and as of such date;

(b) Performance. Lender shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Lender at or prior to the Closing; and

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7. EVENTS OF DEFAULT

7.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Agreement:

(a) an Event of Default under a Term Note;

(b) any of the representations or warranties made by the Company or any of its agents, officers, directors, employees or representatives in any Transaction Document or public filing being inaccurate, false or misleading in any material respect, as of the date as of which it is made or deemed to be made, or any certificate or financial or other written statements furnished by or on behalf of the Company to the Lender or any of its representatives, is inaccurate, false or misleading, in any material respect, as of the date as of which it is made or deemed to be made, or on any Closing Date; or

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(c) a failure by the Company to comply with any of its covenants or agreements set forth in this Agreement, including those set forth in Section 5 in all material respects.

(d) The Company fails to comply with the following: The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first Business Day after the date of each Closing, release or file, as applicable, a press release or a Current Report on Form 6-K describing the terms of the Closing (the “Cleansing Release”). From and after the filing of the Cleansing Release, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Lender by the Company or any of its officers, directors, employees or agents. In addition, upon the filing of the Cleansing Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the Cleansing Release, whether written or oral, between the Company, or any of its officers, directors, Affiliates, employees or agents, on the one hand, and any of the Lender or any of their Affiliates, on the other hand, shall terminate.

7.2 Lender Right to Investigate an Event of Default. If in the reasonable opinion of the Lender, an Event of Default has occurred, or is or may be continuing:

(a) the Lender may notify the Company that it wishes to investigate such purported Event of Default;

(b) the Company shall cooperate with the Lender in such investigation;

(c) the Company shall comply with all reasonable requests made by the Lender to the Company in connection with any investigation by the Lender and shall (i) provide all information requested by the Lender in relation to the Event of Default to the Lender; provided that the Lender agrees that any materially sensitive information and/or non-public information will be subject to confidentiality, and (ii) provide all such requested information within three (3) Business Days of such request.; and

(d) the Company shall pay all reasonable costs incurred by the Lender in connection with any such investigation.

7.3 Remedies Upon an Event of Default

(a) If an Event of Default occurs pursuant to Section 7.1(a), Lender shall have such remedies as are set forth in the Term Note.

(b) If an Event of Default occurs and is not remedied following written notice provided by the Lender to the Company within ten (10) Business Days for an Event of Default occurring, the Lender may declare, by written notice to the Company, effective immediately, all outstanding obligations by the Company under the Transaction Documents to be immediately due and payable in immediately available funds.

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(c) a failure by the Company to comply with any of its covenants or agreements set forth in this Agreement, including those set forth in Section 5 in all material respects.

8. TERMINATION

8.1 Events of Termination. This Agreement:

(a) may be terminated:

(i) by the Lender on the occurrence or existence of a Change of Control or Event of Default;

(ii) by the mutual written consent of the Company and the Lender, at any time;

8.2 Automatic Termination. This Agreement will automatically terminate, without further action by the parties, at the time after the Closing that the Aggregate Principal Amount outstanding under the Term Note and any accrued but unpaid interest is reduced to zero (0) in accordance with the terms of this Agreement and the Term Note.

8.3 Effect of Termination.

(a) Subject to Section 8.3(b), each party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

(b) If the Lender terminates this Agreement under Section 8.1

(i) Lender may declare, by notice to the Company, all outstanding obligations by the Company to Lender under the Transaction Documents to be due and payable (including, without limitation, the immediate repayment of any Principal Amount outstanding under a Term Note plus accrued but unpaid interest) without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Document notwithstanding; and

(ii) the Company must within ten (10) Business Days of such notice being received, pay to Lender in immediately available funds the outstanding Principal Amount of their Term Note plus all accrued interest thereon (if any). Such payments shall be subject to the provisions of Section 2.3 hereof.

(c) Termination of this Agreement will not affect any undischarged obligation under this Agreement, and any obligation of the Company to pay or repay any amounts owing to the Lender hereunder and which have not been repaid at the time of termination.

(d) Nothing in this Agreement will be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other Party of its obligations under this Agreement.

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9. GENERAL PROVISIONS

9.1 Fees and Expenses. Each party shall be responsible for their respective legal fees.

9.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service (or similar service in Mexico), or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

Freight Technologies, Inc.

2001 Timberloch Place, Suite 500

The Woodlands, TX 77380

Email: accounting@fr8hub.com

Attention: Office of the CFO

With a copy (which shall not constitute notice) to:

Freight App de Mexico, SA de CV

Hidalgo 2035, Local M20

Col. Obispado

Monterrey, NL CP 64060

Mexico

Attention: Finanzas

and

BEVILACQUA PLLC

1050 Connecticut Avenue, NW, Suite 500

Washington, DC 20036

Email: lou@bevilacquapllc.com

Attention: Louis A. Bevilacqua

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If to a Lender:

Freight Opportunities LLC

C/O ATW Partners Opportunities Management LLC

17 State St #2130,

New York, NY 10004

Email: notice@atwpartners.com

With Email Copy to:

ibarber@atwpartners.com

kpropper@atwpartners.com

Attention: Kerry Propper

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

9.3 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

9.5 Jurisdiction and Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York (Commerical Division), or in the United States District Court for the Southern District of New York. The Company and the Lender irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

9.6 WAIVER OF RIGHT TO JURY TRIAL. THE COMPANY AND THE LENDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

9.7 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

9.8 Entire Agreement. This Agreement and the Term Note, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

9.9 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Lender. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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9.10 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

9.11 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Company and the Lender and their respective successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender. The Lender may assign any or all of its rights under this Agreement and the Term Note to any Person, provided such transferee agrees in writing to be bound, by the provisions thereof that apply to the “Lender” and such transferee is an accredited investor.

9.12 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.13 Counterparts. This Agreement may be executed in identical counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. Signature pages delivered by facsimile or e-mail shall have the same force and effect as an original signature.

9.14 Specific Performance. The Company acknowledges that monetary damages alone would not be adequate compensation to the Lender for a breach by the Company of this Agreement and the Lender may seek an injunction or an order for specific performance from a court of competent jurisdiction if (a) the Company fails to comply or threatens not to comply with this Agreement or (b) the Lender has reason to believe that the Company will not comply with this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first set forth above.

COMPANY:

FREIGHT TECHNOLOGIES, INC.

By:	/s/ Javier Selgas
Name:	Javier Selgas
Title:	CEO

LENDER:

Freight Opportunities, LLC

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Authorized Signor

EXHIBIT A

FORM OF TERM NOTE

[See attached]